EXHIBIT 99.1
P R E S S R E L E A S E

FLEX REPORTS SECOND QUARTER FISCAL 2021 RESULTS

San Jose, Calif., October 29, 2020 – Flex (NASDAQ: FLEX) today announced results for its second quarter ended September 25, 2020.

Second Quarter Fiscal Year 2021 Highlights:

•Net Sales: $6.0 billion
•GAAP Income Before Income Taxes: $153 million
•Adjusted Operating Income: $247 million
•GAAP Net Income: $113 million
•Adjusted Net Income: $180 million
•GAAP Earnings Per Share: $0.22
•Adjusted Earnings Per Share: $0.36

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“Flex displayed solid execution, as we capitalized on improved demand across our varied end markets, and delivered results above our previous expectations,” said Revathi Advaithi, Chief Executive Officer of Flex. “Even during these uncertain times, we have shown that our long-term strategy to manage portfolio mix, drive disciplined execution, and focus on free cash flow generation, is a strong and differentiating roadmap. Looking ahead, we are confident in our ability to maintain our performance while innovating and delivering best-in-class solutions for our customers.”

Third Quarter Fiscal 2021 Guidance

•Revenue: $6.0 billion to $6.4 billion
•GAAP Income Before Income Taxes: $125 million to 160 million
•Adjusted Operating Income: $235 million to $275 million
•GAAP EPS: $0.21 to $0.27 which includes $0.08 for stock-based compensation expense and net intangible amortization and $0.05 for estimated restructuring and other charges
•Adjusted EPS: $0.34 to $0.40

Webcast and Conference Call

The Flex management team will host a conference call today at 2:00 PM (PT) / 5:00 PM (ET), to review second quarter fiscal 2021 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

P R E S S R E L E A S E

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Silvia Gianelli
Senior Director, Corporate Communications
(408) 797-7130
Silvia.Gianelli@flex.com

P R E S S R E L E A S E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that future revenues and earnings may not be achieved as expected; the effects that the current macroeconomic environment could have on our business and demand for our products; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2020. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

P R E S S R E L E A S E

SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	September 25, 2020	September 27, 2019
GAAP:
Net sales	$5,985	$6,088
Cost of sales	5,566	5,785
Restructuring charges	24	114
Gross profit	395	189
Selling, general and administrative expenses	193	205
Intangible amortization	16	16
Restructuring charges	11	14
Interest and other, net	22	50
Income (loss) before income taxes	153	(96)
Provision for income taxes	40	21
Net income (loss)	$113	$(117)

Earnings (losses) per share:
GAAP	$0.22	$(0.23)
Non-GAAP	$0.36	$0.31

Basic shares used in computing per share amounts	501	513
Diluted shares used in computing per share amounts	504	515

Basic shares are used in calculating diluted GAAP EPS for the period in which a net loss is recognized.

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

P R E S S R E L E A S E

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Six-Month Periods Ended
	September 25, 2020	September 27, 2019
GAAP:
Net sales	$11,138	$12,264
Cost of sales	10,406	11,561
Restructuring charges	34	161
Gross profit	698	542
Selling, general and administrative expenses	384	415
Intangible amortization	31	33
Restructuring charges	11	23
Interest and other, net	51	103
Income (loss) before income taxes	221	(32)
Provision for income taxes	56	40
Net income (loss)	$165	$(72)

Earnings (losses) per share:
GAAP	$0.33	$(0.14)
Non-GAAP	$0.59	$0.57

Basic shares used in computing per share amounts	499	513
Diluted shares used in computing per share amounts	503	517

Basic shares are used in calculating diluted GAAP EPS for the period in which a net loss is recognized.

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

P R E S S R E L E A S E

SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts) *

	Three-Month Periods Ended
	September 25, 2020	September 27, 2019

GAAP income (loss) before income taxes	$153	$(96)
Intangible amortization	16	16
Stock-based compensation expense	24	19
Customer related asset impairments (recoveries)	(3)	91
Restructuring charges	35	128
Legal and other	—	19
Interest and other, net	22	50
Non-GAAP operating income	$247	$227

GAAP provision for income taxes	$40	$21
Intangible amortization benefit	2	2
Withholding tax liability and tax receivable, net	(2)	(13)
Tax benefit on restructuring and other	2	13
Non-GAAP provision for income taxes	$42	$24

GAAP net income (loss)	$113	$(117)
Intangible amortization	16	16
Stock-based compensation expense	24	19
Restructuring charges	35	128
Customer related asset impairments (recoveries)	(3)	91
Legal and other	—	19
Other charges (income) interest and other, net	(3)	5
Adjustments for taxes	(2)	(3)
Non-GAAP net income	$180	$158
Diluted earnings (losses) per share:
GAAP	$0.22	$(0.23)
Non-GAAP	$0.36	$0.31

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

P R E S S R E L E A S E

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts) *

	Six-Month Periods Ended
	September 25, 2020	September 27, 2019

GAAP income (loss) before income taxes	$221	$(32)
Intangible amortization	31	33
Stock-based compensation expense	37	34
Customer related asset impairments (recoveries)	(3)	91
Restructuring charges	45	185
Legal and other	28	21
Interest and other, net	51	103
Non-GAAP operating income	$410	$435

GAAP provision for income taxes	$56	$40
Intangible amortization benefit	4	4
Withholding tax liability and tax receivable, net	(3)	(11)
Tax benefit on restructuring and other	4	14
Non-GAAP provision for income taxes	$60	$48

GAAP net income (loss)	$165	$(72)
Intangible amortization	31	33
Stock-based compensation expense	37	34
Restructuring charges	45	185
Customer related asset impairments (recoveries)	(3)	91
Legal and other	28	21
Other charges (income) interest and other, net	(2)	12
Adjustments for taxes	(5)	(8)
Non-GAAP net income	$296	$296
Diluted earnings (losses) per share:
GAAP	$0.33	$(0.14)
Non-GAAP	$0.59	$0.57

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of September 25, 2020	As of March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,359	$1,923
Accounts receivable, net of allowance for doubtful accounts	3,804	2,436
Contract assets	181	282
Inventories	3,611	3,785
Other current assets	524	660
Total current assets	10,479	9,086

Property and equipment, net	2,106	2,216
Operating lease right-of-use assets, net	614	605
Goodwill	1,088	1,065
Other intangible assets, net	241	262
Other assets	473	456
Total assets	$15,001	$13,690

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$63	$149
Accounts payable	5,046	5,108
Accrued payroll	419	364
Other current liabilities	1,629	1,590
Total current liabilities	7,157	7,211

Long-term debt, net of current portion	3,739	2,689
Operating lease liabilities, non-current	545	529
Other liabilities	445	430

Total shareholders' equity	3,115	2,831

Total liabilities and shareholders' equity	$15,001	$13,690

P R E S S R E L E A S E

SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six-Month Periods Ended
	September 25, 2020	September 27, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$165	$(72)
Depreciation, amortization and other impairment charges	346	357
Changes in working capital and other, net	(876)	(1,933)
Net cash used in operating activities	(365)	(1,648)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(185)	(272)
Proceeds from the disposition of property and equipment	14	53
Cash collections of deferred purchase price	—	1,840
Other investing activities, net	13	23
Net cash (used in) provided by investing activities	(158)	1,644

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	1,943	780
Repayments of bank borrowings and long-term debt	(1,005)	(864)
Payments for repurchases of ordinary shares	—	(112)
Other financing activities, net	2	328
Net cash provided by financing activities	940	132

Effect of exchange rates on cash and cash equivalents	19	(9)
Net increase in cash and cash equivalents	436	119
Cash and cash equivalents, beginning of period	1,923	1,697
Cash and cash equivalents, end of period	$2,359	$1,816

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I and II

(1) To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

P R E S S R E L E A S E

Customer related asset impairments (recoveries) may consist of non-cash impairments of property and equipment to estimated fair value for customers we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. In addition, it includes write-downs of inventory that will not be recovered due to significant reductions in future customer demand as the Company reduced its exposure to certain high volatility business in the second quarter of fiscal year 2020. In subsequent periods, the Company may recover a portion of the costs previously incurred related to assets impaired or reduced to net realizable value. These costs and recoveries are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

In order to support the Company’s strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic will be slower than anticipated, the Company has identified and is engaging in certain structural changes. These restructuring actions will eliminate non-core activities primarily within the Company’s corporate function, align the Company’s cost structure with its reorganizing and optimizing of its operations model along its two reporting segments, and further sharpen its focus to winning business in end markets where it has competitive advantages and deep domain expertise. During the three and six-month periods ended September 25, 2020, the Company recognized approximately $35 million and $45 million of restructuring charges respectively, most of which related to employee severance.

During the first half of fiscal year 2020 in connection with geopolitical developments and uncertainties at the time, primarily impacting one customer in China, the Company experienced a reduction in demand for products assembled for that customer. As a result, the Company accelerated its strategic decision to reduce its exposure to certain high-volatility products in both China and India. The Company also initiated targeted activities to restructure its business to further reduce and streamline its cost structure. During the three and six-month periods ended September 27, 2019, the Company recognized $128 million and $185 million, respectively, of restructuring charges. The Company incurred cash charges of approximately $97 million and $128 million, respectively, and non-cash charges of $31 million and $57 million, respectively, primarily related to asset impairments.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis. During the first quarter of fiscal year 2021, the Company accrued for certain loss contingencies where losses are considered probable and estimable. Legal and other during the three-month and six-month periods ended September 27, 2019 primarily consists of direct and incremental costs associated with certain wind-down activities related to the disengagement of a certain customer primarily in China and India. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Other charges (income), interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

P R E S S R E L E A S E

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. Withholding taxes relates primarily to tax liabilities for future planned liquidations of certain legal entities recognized during second quarter of fiscal year 2020.